EXHIBIT 99.1

OPENWAVE REPORTS FOURTH QUARTER AND FISCAL YEAR 2010 FINANCIAL RESULTS

REDWOOD CITY, CA – August 5, 2010 – Openwave Systems Inc. (Nasdaq: OPWV), a global software innovator delivering context-aware mediation and messaging solutions, today announced that revenues for the fourth fiscal quarter ended June 30, 2010 were $43.6 million, compared with $40.1 million in the prior quarter ended March 31, 2010 and $47.9 million in the June quarter in the preceding fiscal year. Bookings for the fourth quarter of fiscal 2010 were $35.8 million. The company ended the quarter with $119.4 million in cash and investments.

“As operators move to an all-IP network, they are starting to make decisions about the architecture of these next generation networks,” said Ken Denman, CEO of Openwave. “Our Media Optimizer, Analytics and Smart Policy products, based on the next-generation Integra platform, will help carriers better manage their data traffic and generate new revenue opportunities, while helping Openwave diversify its customer base and gain market share in 2011.”

On a GAAP basis, net loss for the fourth fiscal quarter ended June 30, 2010 was $2.9 million or $0.03 per share, compared with a net loss of $4.2 million, or $0.05 per share, in the prior quarter and a net loss of $3.4 million, or $0.04 per share, in the June quarter in the preceding year.

On a non-GAAP basis, net loss for the fourth fiscal quarter ended June 30, 2010 was $61,000, or $0.00 per share, compared with a net loss of $2.0 million or $0.02 per share, in the prior quarter and a net loss of $278,000, or $0.00 per share, during the June quarter of the prior year. Non-GAAP net loss excludes restructuring, impairments, amortization of intangibles and stock-based compensation, amounts associated with certain unusual events, discontinued operations, certain losses on investments and the tax impact of these items.

For fiscal 2010, Openwave reported total revenues of $183.3 million, compared with $191.7 million in fiscal 2009. Net loss on a GAAP basis for the year was $5.9 million, compared with $85.9 million in the prior year. Net income on a non-GAAP basis was $969,000 for fiscal 2010 compared with net income of $452,000 in fiscal 2009. Cash outflow from operations was $9.2 million for fiscal 2010 compared with breakeven in fiscal 2009.

A reconciliation between net income (loss) on a GAAP basis and a non-GAAP basis is provided below in a table immediately following the Condensed Consolidated Statements of Operations.

Non-GAAP Measure

The company’s stated results include the non-GAAP measures: non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures exclude certain items that generally are non-recurring events. Additionally, these non-GAAP measures exclude items that are non-cash items that many other companies exclude, in order to compare Openwave with other companies, such as stock-based compensation and amortization of intangibles. These non-GAAP measures also exclude items which management does not consider in evaluating Openwave’s on-going business, such as restructuring costs, impairments, and discontinued operations. Openwave considers non-GAAP net income (loss) to be an important measure because it provides a useful measure of the operational performance of Openwave and is used by Openwave’s management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Openwave’s operating results. These non-GAAP results should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Conference Call Information

Openwave has scheduled a conference call for 5:00 p.m. eastern daylight time today to discuss its financial results for its fourth quarter ended June 30, 2010. Interested parties may access the conference call over the Internet through Openwave’s website at www.openwave.com or by telephone at (877) 941-2068 or (480) 629-9712 (international). A replay of the conference call will be available for two weeks beginning at approximately 8:00 p.m. eastern daylight time today by calling 800-406-7325. The replay can be accessed internationally by calling 303-590-3030. Reservation number: 4323188.

A live webcast of the call, together with supplemental financial information, will also be available on the Earnings & Metrics section of Openwave’s website at http://investor.Openwave.com. A replay will be available on the website for at least three months.

About Openwave

Openwave Systems Inc. (Nasdaq: OPWV) is a global software innovator delivering context-aware mediation and messaging solutions that enable communication service providers and the broader ecosystem to create and deliver smarter services.

Building on its mobile data heritage, Openwave mobilizes the Internet with predictive solutions fueled by real-time analytics that mediate among different ecosystem elements, comprehensively enhancing modes of IP traffic. The result can provide customers with a 360-degree view of their network, devices and services, and enables them to proactively optimize network resources, quickly launch smart mobile services, and provide a contextually relevant user experience.

Openwave is a global company with a blue chip customer base spanning North America, Latin America, Australia and New Zealand, Asia, Africa, Europe, and the Middle East. Openwave is headquartered in Redwood City, California. For more information please visit www.openwave.com.

Openwave and the Openwave logo are trademarks of Openwave Systems Inc. All other trademarks are the properties of their respective owners.

Cautionary Note Regarding Forward Looking Statements

The statements in this press release in Mr. Denman’s quote with respect to future events or expectations are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1943 and Section 27A of the Securities Act of 1933. These forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from those projected. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Openwave assumes no obligation to update the forward-looking statements included in this press release.

In particular, the following factors, among others, could cause actual results to differ materially from those projected: (a) the current economic climate may impede the growth of wireless data demand; and (b) Openwave may not be able to make changes in business strategy, development plans and product offerings to respond to any changes in wireless demand needs of its customers.

For a detailed discussion of these and other factors that may cause these forward looking statements not to come true, please refer to the risk factors discussed in the Openwave’s filings with the U.S. Securities and Exchange Commission (“SEC”), including the company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2009 and quarterly report on Form 10-Q for the period ended March 31, 2010. These documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov or from Openwave’s website at www.openwave.com.

For More Information: Investor Relations Mike Bishop The Blueshirt Group mike@blueshirtgroup.com Tel: 415-217-4968	Public Relations Vikki Herrera Openwave Systems Inc. vikki.Herrera@openwave.com Tel: 650-480-6753

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(In thousands)

	June 30, 2010	June 30, 2009
Assets
Current Assets:
Cash, cash equivalents and short-term investments	$106,146	$109,082
Accounts receivable, net	31,160	31,107
Prepaid and other current assets	18,018	26,801

Total current assets	155,324	166,990

Property and equipment, net	8,365	11,566
Long-term investments and restricted cash and investments	13,222	17,618
Deposits and other assets	9,231	8,313
Goodwill	267	—
Intangible assets, net	2,200	3,880

Total assets	$188,609	$208,367

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable	$4,658	$5,348
Accrued liabilities	20,584	23,079
Accrued restructuring costs	15,128	15,327
Deferred revenue	35,132	38,349

Total current liabilities	75,502	82,103

Accrued restructuring costs, less current portion	23,820	34,843
Deferred revenue, less current portion	11,800	11,901
Deferred rent obligations and long-term taxes payable	4,728	6,824

Total liabilities	115,850	135,671

Stockholders’ equity	72,759	72,696

Total liabilities and stockholders’ equity	$188,609	$208,367

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS-UNAUDITED

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues:
License	$15,684	$12,546	$13,091	$51,938	$57,957
Maintenance and support	14,993	15,224	16,224	62,183	63,939
Services	12,940	12,333	18,622	69,183	69,802

Total revenues	43,617	40,103	47,937	183,304	191,698

Cost of revenues:
License	121	51	323	655	2,247
Maintenance and support	4,636	4,438	4,075	18,050	17,044
Services	9,506	9,565	13,878	51,919	52,304
Amortization of intangible assets	420	420	420	1,680	3,305

Total cost of revenues	14,683	14,474	18,696	72,304	74,900

Gross profit	28,934	25,629	29,241	111,000	116,798

Operating Expenses:
Research and development	10,835	10,679	11,025	41,045	46,126
Sales and marketing	10,303	11,030	11,768	43,096	42,475
General and administrative	7,917	6,555	6,539	29,107	32,777
Restructuring and other related costs	1,374	1,984	2,274	5,133	9,665
Impairment of goodwill and amortization	—	—	—	—	59,868

Total operating expenses	30,429	30,248	31,606	118,381	190,911

Operating loss from continuing operations	(1,495)	(4,619)	(2,365)	(7,381)	(74,113)
Interest and other income (expense), net	(70)	1,471	(172)	(28)	(10,363)

Pre-tax loss from continuing operations	(1,565)	(3,148)	(2,537)	(7,409)	(84,476)
Income taxes	1,294	1,053	907	2,964	3,029

Net loss from continuing operations	(2,859)	(4,201)	(3,444)	(10,373)	(87,505)
Discontinued operations, net of tax	—	—	—	4,516	1,629

Net loss	$(2,859)	$(4,201)	$(3,444)	$(5,857)	$(85,876)

Basic and Diluted net income (loss) per share from:
Continuing operations	$(0.03)	$(0.05)	$(0.04)	$(0.12)	$(1.06)
Discontinued operations	—	—	—	0.05	0.02

Net loss per share	$(0.03)	$(0.05)	$(0.04)	$(0.07)	$(1.04)

Shares used in basic and diluted net loss per share	83,740	83,559	83,177	83,500	82,956

Stock-based compensation by category:
Maintenance and support	$28	$38	$32	$136	$192
Services	40	60	60	212	464
Research and development	95	96	154	331	986
Sales and marketing	121	137	125	531	575
General and administrative	204	210	179	804	939

	$488	$541	$550	$2,014	$3,156

OPENWAVE SYSTEMS INC.

RECONCILIATION OF GAAP NET INCOME (LOSS) TO NON-GAAP NET INCOME (LOSS)

(In thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Reconciliation between GAAP and Non-GAAP net income (loss):
Net loss	$(2,859)	$(4,201)	$(3,444)	$(5,857)	$(85,876)
Exclude:
Restructuring and other related costs	1,374	1,984	2,274	5,133	9,665
Impairment of goodwill and amortization	420	420	420	1,680	63,173
Amortization of stock-based compensation	488	541	550	2,014	3,156
Amounts associated with unusual events(a)	557	(986)	(44)	418	2,910
Discontinued operations, net	—	—	—	(4,516)	(1,629)
Realized losses and other-than-temporary impairments of investments	—	236	—	2,272	9,780
Tax impact of reconciling items(b)	(41)	(41)	(34)	(175)	(727)

Non-GAAP net income (loss)	$(61)	$(2,047)	$(278)	$969	$452

Diluted GAAP net loss per share	$(0.03)	$(0.05)	$(0.04)	$(0.07)	$(1.03)
Exclude:
Restructuring and other related costs	$0.02	$0.02	$0.02	$0.06	$0.11
Impairment of goodwill and amortization	$—	$0.01	$0.01	$0.03	$0.76
Amortization of stock-based compensation	$—	$0.01	$0.01	$0.02	$0.04
Amounts associated with unusual events(a)	$0.01	$(0.01)	$—	$(0.01)	$0.04
Discontinued operations, net	$—	$—	$—	$(0.05)	$(0.02)
Realized losses and other-than-temporary impairments of investments	$—	$—	$—	$0.03	$0.12
Tax impact of reconciling items(b)	$—	$—	$—	$—	$(0.01)

Diluted non-GAAP net income (loss) per share	$—	$(0.02)	$—	$0.01	$0.01

Shares used in computing diluted earnings per share	83,740	83,559	83,177	85,127	83,036

(a)	Relates to legal fees regarding lawsuits and other unusual events, net of insurance reimbursements.
(b)	The tax impact relates to tax benefits related to amortization of intangibles and stock-based compensation.

OPENWAVE SYSTEMS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Three Months Ended			Twelve Months Ended
	June 30, 2010	March 31, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Operating activities:
Net loss	$(2,859)	$(4,201)	$(3,444)	$(5,857)	$(85,876)
Gain on sale of discontinued operation	—	—	—	(4,516)	(2,000)
Reconciling items:
Depreciation, amortization of intangibles and stock-based compensation	2,106	2,209	2,519	9,124	13,039
Non-cash restructuring charges	337	403	518	1,681	2,039
Provision for (recovery of) doubtful accounts	395	(145)	(595)	(69)	(911)
Other non-cash items, net	376	317	(8)	1,904	281
Payment of legal settlement, net of insurance reimbursement	—	—	—	—	(5,000)
Realized losses and other-than-temporary impairments of investments	—	236	—	2,272	9,780
Goodwill impairment	—	—	—	—	59,517
Changes in operating assets and liabilities	(3,647)	(2,168)	5,487	(13,763)	9,146

Net cash provided by (used for) operating activities	(3,292)	(3,349)	4,477	(9,224)	15

Investing activities:
Purchases of property and equipment, net	(1,166)	(1,072)	(1,161)	(3,159)	(3,433)
Sale of discontinued operation, net	—	—	—	4,516	—
Payments and restricted cash related to prior acquisitions	—	—	—	—	11,709
Proceeds of investments, net	4,902	(7,481)	(70)	(23,949)	20,232
Maturities of restricted cash and investments, net	—	9	213	418	16,958

Net cash provided by (used for) investing activities	3,736	(8,544)	(1,018)	(22,174)	45,466

Financing activities:
Payment on notes payable	—	—	—	—	(150,000)
Fees on line of credit	—	(200)	—	(200)	(245)
Net proceeds from issuance of common stock	645	91	86	988	159

Cash provided by (used for) financing activities	645	(109)	86	788	(150,086)

Net increase (decrease) in cash and cash equivalents	1,089	(12,002)	3,545	(30,610)	(104,605)
Cash and cash equivalents at beginning of period	59,846	71,848	88,000	91,545	196,150

Cash and cash equivalents at end of period, including discontinued operations	$60,935	$59,846	$91,545	$60,935	$91,545